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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2015, in the Registration Statement (Form S-1) and related Prospectus of Glaukos Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California
May 12, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm